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                                                                EXHIBIT 10.17(e)


                      THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS AMENDMENT is being executed October 10, 1996, and shall be effective as of August 31, 1996, by and among MASADA SECURITY, INC., a Delaware corporation (the "Borrower"); CIBC INC. ("CIBC"), as a Lender; SUNTRUST BANK, CENTRAL FLORIDA, N.A. ("SunTrust"), as Co-Agent and as a Lender and STATE STREET BANK AND TRUST COMPANY ("State Street"), as a Lender; and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY as Administrative Agent (the "Agent") for CIBC, SunTrust, State Street and the other financial institutions who are or who become Lenders under, and as defined in the Credit Agreement referred to below.

                                    RECITALS

     A. The Borrower, CIBC, SunTrust, State Street and the Agent are parties to a Credit Agreement dated as of March 28, 1996, as amended as of June 4, 1996, as amended as of August 9, 1996 (as so amended, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

     B. The Borrower has requested that the Credit Agreement be amended as hereinafter set forth.

     C. Subject to certain terms and conditions, the Agent and the Lenders are willing to agree to such request, as hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     I. AMENDMENTS TO CREDIT AGREEMENT.

     The Credit Agreement is hereby amended as follows:

     The definition of Safe Choice Expenses Restoration Amount is amended in its entirety to read as follows:

     SAFE CHOICE EXPENSES RESTORATION AMOUNT. In each case calculated for the three-month period immediately preceding the date of the determination thereof, the lesser of: (a) Safe Choice Excess Expenses for such period; or (b) an amount equal to the product of the Safe Choice Multiple for such period multiplied by Safe Choice New RMR for such period minus Capital Expenditures made during such period solely attributable to the Safe Choice Program; or (c) either (i) $1,700,000 for the four month period of August 31, 1996 to December 30, 1996 only, or (ii) at all other times, $1,200,000.

     II. NO FURTHER AMENDMENTS. Except as specifically amended hereby, the Credit Agreement shall remain unmodified and in full force and effect. The Credit Agreement and all of the other Transaction Documents are hereby ratified and affirmed in all respects, and the



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indebtedness of the Borrower to the Agent and the Lenders evidenced thereby and by the Notes is hereby reaffirmed in all respects.

     III. CERTAIN REPRESENTATIONS. As a material inducement to the Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants (which representations and warranties shall survive the delivery of this Amendment), after giving effect to this Amendment, as follows:

     A. The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and its Subsidiaries.

     B. Except to the extent the information contained in SCHEDULES 4.06, 4.07 and 4.11, attached hereto as EXHIBIT A, has changed, the representations and warranties contained in the Credit Agreement and the other Transaction Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date. No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower or any Subsidiary from that disclosed in the financial statements most recently furnished to the Agent. No Event of Default or condition or event which would, with notice or the lapse of time or both, result in an Event of Default has occurred and is continuing.

     C. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity in connection with or as a condition to the execution, delivery or performance of this Amendment.

     D. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

     IV. CONDITIONS. The willingness of the Agent and the Lenders to agree to the foregoing is subject to the following conditions:

     A. The Borrower shall have executed and delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate persons) this Amendment and such other supporting documents and certificates as the Agent or its counsel may reasonably request; and

     B. All legal matters incident to the transactions hereby contemplated shall be satisfactory to the Agent's counsel.


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V. MISCELLANEOUS.

     A. As provided in the Credit Agreement, the Borrower agrees to reimburse the Agent upon demand for all reasonable fees and disbursements of counsel to the Agent incurred in connection with the preparation of this Amendment and the documents relating hereto.

     B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

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     IN WITNESS WHEREOF, the Agent, the Borrower, CIBC, SunTrust and State
Street have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.


                                  MASADA SECURITY, INC.


                                  By: /s/ David P. Tomick
                                     ------------------------------------
                                       Title: Vice President
                                             ----------------------------

                                  CANADIAN IMPERIAL BANK OF COMMERCE, NEW
                                  YORK AGENCY, AS AGENT FOR THE LENDERS


                                  By: /s/ Martin W. Friedman
                                     -------------------------------------
                                  Martin W. Friedman
                                  Managing Director, CIBC Wood Gundy
                                  Securities Corp., as agent for Canadian
                                  Imperial Bank of Commerce,
                                  New York Agency

                                  SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                  By: /s/ Christopher J. Aguilar
                                     -------------------------------------
                                       Christopher J. Aguilar,
                                       First Vice President

                                  CIBC INC.


                                  By: /s/ Martin W. Friedman
                                     -------------------------------------
                                       Martin W. Friedman
                                       Managing Director, CIBC Wood Gundy
                                       Securities Corp., as agent for CIBC Inc.


                                  STATE STREET BANK AND TRUST COMPANY


                                  By: /s/ Gregory W. Spurr
                                     -------------------------------------
                                       Gregory W. Spurr, Vice President



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